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                                                                  EXHIBIT 10 (s)

                             CONSULTING AGREEMENT
                             --------------------

AGREEMENT made this 1st day of December, 1998, by and between ADVO, Inc. a Delaware corporation (the "Company"), and Robert J. Kamerschen (the "Consultant").


                                    RECITAL
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     The Company and the Consultant (together, the "Parties") desire to supersede and replace an employment agreement between the Company and the Consultant dated May 29, 1996, (the "Contract") by creating this new agreement (the "Agreement") to define the future relationship between the Parties.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   Positions and Responsibilities.
          ------------------------------

          1.1 During the Agreement Period (as hereinafter defined), the Company shall retain the Consultant in the capacity as internal consultant to the Company. The role of 'internal consultant' shall mean the provision of advice, counsel and assistance on a senior level to the Company on a reasonable basis, as requested by the Company. Specifically, in addition to any other consulting, during this Agreement Period the Consultant will fully cooperate with, and be reasonably available to consult in any manner reasonably requested relative to, including but not limited to, the full transition of his successor(s) as Chief Executive Officer and Chairman of the Board of Directors of the Company, and the Company's postal strategy. During the Agreement Period, and without additional compensation, the Consultant shall serve in such office or offices (including as a Director and Board Committee member) of the Company and its subsidiaries to which he may be elected or appointed from time to time. The Consultant shall report on his services on a regular basis to the Company.

          1.2 The Consultant is currently Chairman of the Board of the Company. He shall continue to serve as such solely at the discretion of the Board of Directors, and nothing in the Agreement shall be taken to affect or guarantee such tenure.

     2.   Agreement Period.
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          2.1  The Agreement Period shall be the period commencing as of January
1, 1999 and continuing until December 31, 2008.
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          2.2  In the event of the death of the Consultant prior to any other termination of this relationship hereunder or of the Agreement Period (i) his employment hereunder and the Agreement Period shall terminate on the date of his death (ii) except as expressly provided in Section 5.3 hereof, the Company shall not have any obligation to pay any salary or provide any benefits under this Agreement to the heirs, estate, executors, administrators or legal representative of the Employee in respect of any period after the death of the Employee.

     3.   Compensation.
          ------------

          3.1 The Company shall pay to the Consultant for the services to be rendered by the Consultant hereunder and as consideration for the termination of the Contract, annual compensation in the amount of Three Hundred Fifty Thousand Dollars ($350,000), payable in equal installments no less frequently than every two weeks. Such compensation shall not be increased or decreased during the Agreement Period. The Consultant shall not be entitled to participate in any Incentive Compensation Plan (the "Compensation Plan") or its successors which the Company has adopted. The Consultant shall not be entitled to any grants of stock options, restricted stock, stock appreciation rights or any similar benefit being given to senior executives of the Company, except as noted in
Section 3.6.

          3.2 The Consultant shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, stock purchase or any other employee benefit plan of the Company which may be in effect at any time during the Agreement Period and which shall be generally available to senior executives of the Company.

          3.3 The Company shall reimburse the Consultant for all reasonable and necessary business expenses incurred by him in the course of performing his duties and services described in Section 1 hereof against the presentation by the Consultant of appropriate vouchers therefore or other evidence as may be reasonably requested by the Company.

          3.4 As long as the Consultant maintains an office at the Company's headquarters, but at the latest until January 1, 2000, the Consultant shall receive a housing allowance of $3,346.19 per month as long as this Agreement is in effect, which amount shall increase annually effective January 1 of each year by the same percentage as the United States City Average Consumer Price Index for all Urban Consumers for All Items increased in the previous year. Upon termination of the Consultant's housing allowance, his auto allowance from the Company shall also cease.

          3.5 Starting January 1, 2000, the Consultant shall be given $75,000 annually, before withholding, to be used for the Consultant to have an appropriate operating budget from which to secure an office and related services, including secretarial services, from which to work. This will remain in effect for two years, until December 31, 2001. If the Consultant vacates his office at the Company's headquarters prior to January 1, 2000, he will be given prorated office-related compensation for the part of the year 1999 in which he is out
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of his Company office. The Consultant shall vacate his Company office no later than January 1, 2000. If the Consultant obtains full-time employment prior to December 31, 2001, this allowance will be terminated immediately, on a pro rata basis.

          3.6 Effective no later than January 21, 1999, and to the degree practicable as of today's date, the Consultant shall receive a grant of 150,000 stock options of the Company, subject to the terms and conditions of the appropriate plans. Those options shall vest one-quarter annually, starting from the first anniversary of the grant date.

     4.   Other Activities During and After the Agreement Period.
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          4.1  The Consultant shall not at any time during or after the
Agreement Period (regardless of the reason for the termination thereof), directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except as properly required in the conduct of the Company's business. Any records of Confidential Information prepared by the Consultant or which comes into the Consultant's possession are and remain the property of the Company and upon termination shall be either left with or returned to the Company. The term "Confidential Information" shall mean information disclosed to the Consultant or known, learned, created or observed by him as a consequence of or through his employment by the Company or any subsidiary of the Company which is confidential, secret or otherwise not generally known in the relevant trade or industry, and pertains directly or indirectly to the business activities, products, services or processes of the Company, any subsidiary of the Company or any of their clients, customers or suppliers, including but not limited to information concerning mailing lists, advertising, sales promotion, publicity, sales data, research, copy, other printed matter, tear sheets, artwork, photographs, films, reproductions, layout, finances, accounting, methods, processes, trade secrets, business plans, client lists and records, potential client lists, and client billing.

          4.2 During the Agreement Period, and the period of one year thereafter, the Consultant shall not directly or indirectly engage in any business (whether as a consultant, officer, director, owner, employee, agent, partner or other participant) with or for, be financially interested in (whether as a lender, guarantor or otherwise), represent or otherwise render assistance to: any person or entity who or which competes or intends to compete, or who or which is affiliated (by reason of common control, ownership or otherwise) with the business then conducted by the Company provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 or subject to the obligations of Section 15(d) of that Act, so long as such investment holdings do not, in the aggregate, constitute more than 1% of the voting stock of any company's securities. This paragraph does not include the Consultant's current board memberships.

          4.3 The Consultant will not, during the Agreement Period and one year thereafter, hire or offer to hire or entice away or in any other manner persuade or attempt to persuade, either in the Consultant's individual capacity or as agent for another, any officers,

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employees, or agents of the Company or any subsidiary to discontinue their relationship with the Company or any subsidiary, nor divert or attempt to divert from the company or any subsidiary any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any subsidiary.

          4.4 The Consultant acknowledges that he has been employed for his special talents and that his termination of this relationship with the Company would seriously hamper the business of the Company. The Consultant agrees that the Company shall be entitled to injunctive relief, in addition to all remedies permitted by law, to enforce the provisions of this Section 4. The Consultant further acknowledges that his training, experience and technical skills are of such breadth that they can be employed to advantage in other areas which are not competitive with the present business of the Company and consequently the foregoing obligation will not unreasonably impair his ability to engage in business activity after the termination of this Agreement.

          4.5 Other than the obligations contained in this Section 4, and his duties under Section 1.1, nothing in this Agreement shall preclude the Consultant from engaging in any activity.

     5.   Termination.
          -----------

          5.1 This Agreement can be terminated by the Company prior to the end of the Agreement Period only for Cause.

          5.2 For purposes of this Agreement, the term "Cause' shall mean: (i) willful failure by the Consultant to comply with any of the material terms of this Agreement; (ii) willful engagement by the Consultant in his capacity as a consultant to the Company or any subsidiary, in gross misconduct injurious to the Company or any subsidiary; (iii) intentional misappropriation of substantial property of the Company or any subsidiary to the Employee's own use; (iv) the commission by the Employee of an act of fraud or embezzlement from the Company, or (v) conviction of the Employee for a crime (excluding minor traffic offenses) the public knowledge of which would bring harm to the Company because of the Consultant's relationship to the Company.

          5.3 If the Consultant should die prior to the end of the Agreement Period, his widow shall be paid at the annual rate of $175,000 until the earlier of the end of the Agreement Period or her death. She shall not be entitled to any other rights or benefits under this Agreement, but she shall be entitled to all relevant rights then currently available pursuant to COBRA, stock plans, etc.

     6.   Change of Control.
          -----------------

          6.1 The Consultant hereby fully renounces any and all rights that might have become available to him under his Executive Severance Agreement, and agrees that said agreement is hereafter null and void.

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          6.2 The Company agrees that this Agreement shall be fully binding on any successor and assign of the Company, for the full Agreement Period. If that is for some reason not possible, the Company shall create a fund adequate to fully cover the Company's financial obligations under this Agreement.

     7.   Restricted Shares and Options.  In the event of Change of Control of
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the Company (as defined by the Plans), or the demise of the Consultant,  the
Consultant or his estate shall immediately become fully vested in his Restricted Shares and Stock Options pursuant to the term of those Plans.

     8.   Assignments.  This Agreement shall inure to the benefit of and be
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binding upon the Consultant and his heirs, estate, executors, administrators and legal representatives. No rights or obligations under this Agreement shall be assignable by the Consultant, except those which survive his death or disability which may be assigned upon that occurrence.

     9.   No Third Party Beneficiaries.  This Agreement does not create, and
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shall not be construed as creating, any rights enforceable by any person to a party to this Agreement, except with respect to salary or other payments or benefits required to be paid after the death of the Consultant pursuant to
Section 5.3.

     10.  Headings.  The headings of the sections hereof are inserted for
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convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     11.  Interpretation.  In case any one or more of the provisions contained
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in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     12.  Notices.  All notices under this Agreement shall be in writing and
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shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

          To the Company:           ADVO, Inc.
                                    One Univac Lane
                                    Windsor, CT 06095
                                    Attention:  General Counsel

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          To the Consultant:        Mr. Robert Kamerschen
                                    204 Parade Hill Road
                                    New Canaan, CT 06840

provided, however, that any notice of change of address shall be effective only upon receipt.

     13.  Waivers.  If either party should waive any breach of any provision of
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this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     14.  Complete Agreement; Amendments.  The foregoing is the entire agreement
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of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both Parties hereto. Upon the commencement of the Agreement Period, this Agreement specifically supersedes and replaces the Contract between the Parties dated May 29, 1996, as well as the Executive Severance Agreement between the Parties.

     15.  Governing Law.  This Agreement is to be governed by and construed in
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accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ADVO, INC.

                                 By:    GARY MULLOY /s/
                                        ----------------------
                                        Gary Mulloy, President

                                        ROBERT KAMERSCHEN /s/
                                        ---------------------
                                        Robert Kamerschen


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